Exhibit 10.2

EMIL LEIMANS

6075 Eastern Avenue, Suite 1
Las Vegas, NV 89119-3146

INVOICE

To:	Rostock Ventures Corp.	December 14, 2007
8275 S. Eastern Avenue, Suite 200
Las Vegas, NV
89123

Re:           AMERILLO QUEEN LODE MINING CLAIM

-	SE ¼ SEC 31, TSP 27 SOUTH
RANGE 60 EAST MERIDIAN
-	NE ¼ SEC 6, TSP 28 SOUTH
RANGE 60 EAST MERIDIAN

Clark County, Nevada

Prospecting and location of claim
on behalf of the Company

TOTAL	US FUNDS $5,000.00